                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 2006
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                            FALCONSTOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                             0-23970                    77-0216135
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(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                  File Number)             Identification No.)

                2 Huntington Quadrangle, Melville, New York 11747
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                     Address of principal executive offices

        Registrant's telephone number, including area code: 631-777-5188
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
(17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_|  Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure

         On October 26, 2006, during its third quarter earnings conference call, the Company stated that it was continuing to forecast revenues for the full year
2006 to be $54 million  and  earnings to be $0.12 per share.  The  earnings  per share estimate excludes stock option expense.

         The Company also stated that it had signed  agreements during the first month of the fourth quarter that it  anticipated  would result in revenue during the quarter of approximately $1 million.

                                    SIGNATURE

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FALCONSTOR SOFTWARE, INC.

Dated: October 26, 2006                        By: /s/ James Weber
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                                             Name: James Weber
                                            Title: Chief Financial Officer and
                                                   Vice President

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